     As filed with the Securities and Exchange Commission on June
     19, 1996

                                   Registration No. 333-_______


             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549


                          FORM S-8

                   REGISTRATION STATEMENT
                          UNDER THE
                   SECURITIES ACT OF 1933

               The Brooklyn Union Gas Company
     (Exact Name of Registrant as Specified in its Charter)

                          New York
      (State or Other Jurisdiction of Incorporation or
                        Organization)

                         11-0584613
            (I.R.S. Employer Identification No.)

     One MetroTech Center, Brooklyn, New York 11201-3850
     (Address of Principal Executive Offices) (Zip Code)

     The Brooklyn Union Gas Company Long-Term Performance
                 Incentive Compensation Plan
                    (Full Title of Plan)

     Robert R. Wieczorek, Vice President, Secretary & Treasurer
                    One MetroTech Center
                Brooklyn, New York 11201-3851
           (Name and Address of Agent For Service)

                       (718) 403-2000
     (Telephone Number, Including Area Code, of Agent For
                          Service.)

               CALCULATION OF REGISTRATION FEE

     Title of Securities to be Registered
     Common Stock, par value $.33 1/3 per share

     Amount to be Registered
     1,500,000

     Proposed Offering Price Per Share (1)
     $26.875

     Proposed Aggregate Offering Price(1)
     $40,312,500.00

     Amount of Registration Fee
     $13,900.86

     (1) Estimated pursuant to Rule 457(h)(1), and is being utilized solely for the purpose of calculating the registration fee, based on the average of the high and low prices of The Brooklyn Union Gas Company Common Stock, par value $. 33 1/3 per share, on the New York Stock Exchange Composite Tape on June 13, 1996.

                           PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Item 1.   Plan Information

               All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

     Item 2.   Registrant Information and Employee Plan Annual
        Information

               All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3.   Incorporation of Documents by Reference.

               The documents listed on (a) through (c) below are incorporated herein by reference.

               (a)  Annual Report of The Brooklyn Union Gas
     Company (the "Company" or the "Registrant") on Form 10-K for the year ended September 30, 1995, filed pursuant to
     Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b)  The Registrant's Quarterly Reports on
     Form 10-Q for each of the quarterly periods ended
     December 31, 1995 and March 31, 1996, filed pursuant to
     Section 13 of the Exchange Act.

               (c)  The Registrant's Proxy Statement for the
     Annual Meeting of Shareholders held on February 1, 1996, filed pursuant to Section 14 of the Exchange Act.

               In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

     Item 4.   Description of Securities.

               The following statements with respect to the Company's Common Stock, par value $.33 1/3 per share (the "Common Stock"), are based on certain provisions of the Company's Restated Certificate of Incorporation, as amended, and the Company's By-Laws currently in effect.

               The Company is authorized to issue seventy million (70,000,000) shares of Common Stock, and two classes of preferred stock ("Preferred Stock") as follows: nine hundred thousand (900,000) shares of Cumulative Preferred Stock, $100 par value per share, and two million (2,000,000) shares of Cumulative Preferred Stock, $25 par value per share. The Preferred Stock may be issued from time to time in series as the Board of Directors of the Company may determine, and the respective series dividend rates, redemption terms, amounts payable on certain liquidations and other terms not inconsistent with the Restated Certificate of Incorporation are fixed by the Board of Directors with respect to any such series prior to its issuance.

               When purchased and paid for as contemplated hereby, the Common Stock offered hereby will be fully paid and non-assessable by the Company, and will be listed on the New York Stock Exchange.

               Holders of Common Stock are not entitled to preemptive rights.


     Dividends

               After dividends on all outstanding classes of Preferred Stock have been paid or declared and all sinking fund requirements on the Preferred Stock have been met or funds set apart for their payment, the Common Stock is entitled to such dividends as may be declared by the Board of Directors and the Company may purchase or otherwise acquire Common Stock out of funds legally available for either of such purposes.

     Liquidation Rights

               Upon liquidation of the Company, any net assets remaining after payment to creditors and payment to the holders of the Preferred Stock of the full amounts to which they are entitled to receive are distributable pro rata to the holders of the Common Stock.

     Voting Rights

               The Common Stock entitles the holder to one vote per share. There are no cumulative voting rights. The Company's Board of Directors is divided into three classes, as nearly equal in number as possible, with directors elected generally to serve for terms of three years.

               If dividends on any shares of any class of Preferred Stock are in arrears in an amount equivalent to four full quarterly dividends on all shares then outstanding, the holders thereof voting as a class are entitled to elect two directors. Such right shall terminate upon payment or declaration of all dividends accumulated on the Preferred Stock of the particular class. In addition, the holders of each class of Preferred Stock are entitled to vote as a class on matters involving the sale, lease or transfer of substantially all of the property or business of the Company, the merger or consolidation of the Company with any other corporation, and in certain other instances where the rights of the holders thereof may be adversely affected.

     Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

     Item 6.   Indemnification of Officers and Directors.

               Sections 721 through 726 of the Business
     Corporation Law of the State of New York (the "BCL") provide for indemnification of directors and officers under certain conditions and subject to specific limitations. The law has been liberalized to permit New York corporations, among other things, to supplement the statutory indemnification with additional "non-statutory" indemnification for directors and officers meeting a specified standard of conduct and to advance to officers and directors litigation expenses under certain circumstances. The Company's Board of Directors has adopted an indemnification By-Law provision in order to afford directors and officers the additional indemnification and litigation expense protection permitted under the BCL. Article VII of the Company's By-Laws provides for indemnification of, and advancement of litigation expenses incurred by, directors and officers of the Company to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               In addition, Article VIII of the Company's
     Restated Certificate of Incorporation, as amended, provides for the elimination and limitation of personal liability of directors for damages for any breach of duty in such capacity to the fullest extent permitted by the BCL.

               The Company has also obtained insurance providing for indemnification of directors and officers against certain liabilities and expenses.

     Item 7.   Exemption from Registration Claim.

               Not applicable.

     Item 8.   Exhibits.

               The following exhibits are filed as part of this Registration Statement:

     Item 601
     Regulation
     S-K Exhibit
     Reference
     Number                             Description

     4.1 The Brooklyn Union Gas Company Long-Term Performance Incentive Compensation Plan, incorporated by reference from
                         Appendix A to the Registrant's Proxy
                         Statement dated December 28, 1995, for
                         the meeting of shareholders held on
                         February 1, 1996.

     4.2 Restated Certificate of Incorporation of the Registrant filed August 1, 1989, and Certificates of Amendment filed March 16, 1992 and July 2, 1993, incorporated by reference from Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33-50249.

     4.3                 By-Laws of the Registrant, dated
                         June 28, 1995, incorporated by reference from the Registrant's Current Report on Form 8-K dated September 5, 1995.

     5 Opinion of Sullivan & Cromwell as to the validity of the Common Stock being registered.*

     15                  Letter re unaudited interim financial
                         information.*

     23.1                Consent of Sullivan & Cromwell
                         (contained in Exhibit (5) hereto).

     23.2                Consent of Arthur Andersen LLP.

     24                  Power of Attorney (included on Signature
                         Page of this Registration Statement).


     ______________________________________
     * Filed herewith.

     Item 9.   Undertakings

               (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19 day of June, 1996.

                                   THE BROOKLYN UNION GAS COMPANY

                              By:   /s/ Robert B. Catell
                                   Robert B. Catell
                                   Chairman, Chief Executive
                                   Officer and Director


                      POWER OF ATTORNEY

               Each of the undersigned does hereby appoint Robert
     B. Catell, Vincent D. Enright and Richard M. Desmond, and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission; each of such attorneys shall have the power to act hereunder with or without the others.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on June 19, 1996.




     Signature                Title


     /s/ Robert B. Catell
     (Robert B. Catell)       Chairman, Chief Executive Officer
                              and Director


     /s/ Vincent D. Enright
     (Vincent D. Enright)     Senior Vice President
                              and Chief Financial Officer


     /s/ Richard M. Desmond
     (Richard M. Desmond)     Vice President,
                              Comptroller and Chief Accounting
                              Officer


     /s/ Kenneth I. Chenault
     (Kenneth I. Chenault)    Director


     /s/ Andrea S. Christensen
     (Andrea S. Christensen)  Director


     /s/ Donald H. Elliott
     (Donald H. Elliott)      Director


     /s/ Alan Fishman
     (Alan H. Fishman)        Director


     /s/ James L. Larocca
     (James L. Larocca)       Director


     /s/ Edward D. Miller
     (Edward D. Miller)       Director


     /s/ James Q. Riordan
     (James Q. Riordan)       Director

                      INDEX TO EXHIBITS

     Exhibit                                      Sequentially
     Number              Exhibit                  Numbered Page


     4.1  The Brooklyn Union Gas Company Long-Term
          Performance Incentive Compensation Plan,
          incorporated by reference from Appendix A
          to the Registrant's Proxy Statement dated
          December 28, 1995, for the meeting of
          shareholders held on February 1, 1996......


     4.2  Restated Certificate of Incorporation of
          the Registrant filed August 1, 1989, and
          Certificates of Amendment filed March 16,
          1992 and July 2, 1993, incorporated by
          reference from Exhibit 4(a) to the
          Registrant's Registration Statement on
          Form S-3 No. 33-50249......................


     4.3  By-Laws of the Registrant, dated June 28,
          1995, incorporated by reference from the
          Registrant's Current Report on Form 8-K
          dated September 5, 1995.....................


     5    Opinion of Sullivan & Cromwell as to the
          validity of the Common Stock being
          registered*.................................


     15   Letter re unaudited interim financial
          information*...............................


     23.1 Consent of Sullivan & Cromwell (contained
          in Exhibit (5) hereto).....................


     23.2 Consent of Arthur Andersen LLP..............


     24   Power of Attorney (included on Signature
          Page of this Registration
          Statement).................................


     ___________________________________
     *    Filed herewith.